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                                                                    Exhibit 21.1

LIST OF SUBSIDIARIES OF CRM HOLDINGS, LTD.

                                                     State or Other Jurisdiction
                                                     of Incorporation or
Name                                                 Organization
----                                                 ---------------------------

1. Compensation Risk Managers, LLC................   New York

2. Compensation Risk Managers of California, LLC..   California

3. Twin Bridges (Bermuda) Ltd. ...................   Bermuda

4. EIMAR, L.L.C. .................................   New York

5. CRM USA Holdings, Inc. ........................   Delaware

6. Embarcedero Insurance Holdings, Inc. ..........   California

7. Majestic Insurance Company.....................   California